Exhibit 10.15

SHARE CONVERSION AGREEMENT

THIS SHARE CONVERSION AGREEMENT (the “Agreement”) dated as of September 11, 2012, is by, between, and among Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and each purchaser executing this Agreement as a purchaser (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Purchaser has acquired shares of common stock (the “Shares”) of the Company in a nonpublic offering of the Shares as set forth in the Term Sheet dated September 11, 2012 (the “Offering”);

WHEREAS, the Company proposes to engage in mining activities on its mining claims located in the Gold Hill Mining District in Tooele County, Utah, and in particular on the Kiewit properties located on the Company’s mining properties (the “Kiewit Properties”);

WHEREAS, as an inducement for the Purchaser to acquire the Shares, the Company has offered to grant the Purchaser the right to convert the shares into the proceeds from the sale of gold from the Kiewit Properties as set forth in this Agreement;

WHEREAS, DMRJ Group I, LLC, a Delaware limited liability company (“DMRJ Group”) has advanced funds to the Company for its mining activities and holds a security interest in all property of the Company, including the Kiewit Properties, as set forth in the Security Agreement dated July 14, 2010, between the Company and DMRJ Group (the “Security Agreement”);

WHEREAS, notwithstanding its security interest in the Kiewit Properties, and its right to foreclose on the company’s property, DMRJ Group is willing to honor the right of the Purchaser to convert the Shares into proceeds from the sale of gold from the Kiewit Properties as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

CONVERSION RIGHT

1.1

Right to Convert.  Subject to the terms and conditions hereof, the Company hereby grants to the Purchaser the right to convert his, her, or its Shares into cash payable from 5% of the sales price or market value of the gold produced from the Kiewit.

1.2

Conversion Period.  The Purchaser shall have the right to exercise the conversion right granted hereby for a period of twelve months commencing on the first day of production of marketable gold from the Kiewit Property and ending at 5:00 pm pacific time on the date which is one year thereafter (the “Conversion Period”).  The Company shall notify the Purchaser within five business days following the date on which production of marketable gold from the Kiewit Property commences.

1.3

Conversion Amounts.  During the Conversion Period, the Purchaser shall be required upon any conversion to convert not less than one-half of the Shares acquired in the Offering.  The Purchaser shall have the right to convert up to all of the Shares in one or more conversion events during the Conversion Period.  All conversions of Shares must be in increments of $1,000.

1.4

Establishment of Conversion Value.  The Shares converted pursuant to this Agreement shall be granted a conversion value equal to $1,000 per ounce of gold produced from the Kiewit Properties based on the purchase price of the Shares (the “Conversion Value”).  For example, if the Purchaser had acquired $100,000 of Shares, he would have a Conversion Value equal to 100 ounces of gold from the Kiewit Properties.

1.5

Source of Payments.  The funds used for the payment of the Conversion Value of the Shares as provided herein shall be derived solely from the sale of gold or the market value of gold produced from the Kiewit Properties (the “Disbursal Funds”).  The sole source of the Disbursal Funds shall be limited to 5% of the gold produced from the Kiewit Properties.

1.6

Pro Rata Disbursal of Proceeds.  The disbursal of proceeds from the sale of the gold shall be divided pro rata among all of the investors in the Offering who exercise their right to convert Shares pursuant to this Agreement.

1.7

Disbursal of Funds.  Funds shall be paid to the Purchaser pursuant to the terms of this Agreement from each sale of gold produced from the Kiewit Properties.  In the event that gold is produced from the Kiewit Properties during any calendar quarter (the “Production Quarter”) but is not sold during the calendar quarter subsequent to the Production Quarter, the Purchaser shall receive payment for the value of such gold based upon the market value of gold on the last business day of the Production Quarter (the “Fair Market Value”).  For purposes of this Agreement the Fair Market Value shall be the spot price of gold published in the Wall Street Journal.  Payments based upon the sale of gold from the Kiewit Properties shall be made not later than thirty (30) business days following receipt of funds for such sale.  Payments based upon gold produced during a Production Quarter shall be made not later than sixty (60) business days following the end of the calendar quarter subsequent to Production Quarter.  The Purchaser shall have the right to receive funds pursuant to this Agreement until the payment in full of the Conversion Value of the Shares based upon the number of ounces represented by such Conversion Value, after which the Purchaser shall have no further rights to receive proceeds from the gold produced at the Kiewit Properties.

1.8

Minimum Disbursal Funds.  The Disbursal Funds shall be based upon the sale price or Fair Market Value of the gold, as applicable, but in no event shall this amount be less than $1,000.

ARTICLE II.
CONVERSION PROCEDURES

2.1

Tender of Shares.  A Purchaser who elects to convert the Shares as set forth in ARTICLE I hereof shall surrender the certificate or certificates therefor (or the affidavit and indemnification referred to in Section 2.4 below with respect thereto in the event such certificate(s) has been lost, stolen or mutilated), duly endorsed or accompanied by duly endorsed stock powers, at the office of the Company, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of Shares being converted (the “Conversion Notice”).  Thereupon the Company shall promptly (but in any event within five (5) business days) issue and deliver, or cause to be issued and delivered, to such holder, at no cost to such holder, a certificate or certificates evidencing the Conversion Value of the Shares (the “Conversion Certificate”).  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Shares (or the affidavit and indemnification referred to in Section 2.4 hereof with respect thereto) to be converted, and the Person entitled to receive the Conversion Certificate issuable upon such conversion shall be treated for all purposes as the record holder of such right on such date and the rights of the holder with respect to such Shares so converted shall cease (except with respect to the right to receive accrued and unpaid dividends and associated interest thereon, if any).  In case the number of Shares being converted is less than the number of the Shares represented by the certificate so tendered, the Company shall, upon such conversion, issue and deliver, or cause to be issued and delivered, to the holder thereof, at the expense of the Company, a new certificate or certificates for the number of Shares represented by the certificate or certificates surrendered that are not to be converted.

2.2

Payments by the Company.  The Company shall pay any and all issue taxes and other taxes and costs that may be payable in respect of the issuance or delivery of the conversion right represented by the Conversion Certificate upon conversion of the Shares.

2.3

Compliance with Laws.  The Company shall take all such actions as may be necessary to assure that all Conversion Certificates may be so issued without violation of any applicable law or governmental regulation.

2.4

Replacement.  In the event the Purchaser exercises the right to convert the Shares hereunder, and upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall cancel, or cause to be cancelled, on its books such lost, stolen, destroyed or mutilated certificate and shall (at the Company’s expense) issue and deliver, or cause to be issued and delivered, in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

ARTICLE III.
MISCELLANEOUS

3.1

Certain Definitions.  As used herein, the following terms shall have the meanings set forth below:

 “Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

3.2

Other Definitions.  In addition to the terms set forth in Section 3.1 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Agreement	Preamble
Company	Preamble
Conversion Certificate	§2.1
Conversion Period	§1.2
Conversion Notice	§2.1
Conversion Value	§1.4
Disbursal Funds	§1.5
DMRJ Group	Recitals
Fair Market Value	§1.7
Kiewit Properties	Recitals
Offering	Recitals
Production Quarter	§1.7
Purchaser	Preamble
Security Agreement	Recitals
Shares	Recitals

3.3

Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

3.4

Amendment.  This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the parties hereto or the applicable parties to be bound by such amendment.

3.5

Survival of Representations and Warranties.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of one year from the date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

3.6

Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to the Company:

7723 North Morton Street

Spokane, WA  99208

Attn:  Robert E. Jorgensen, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Ronald N. Vance, Esq.

Ronald N. Vance & Associates, P.C.

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, Utah  84095

if to the Purchaser, at the address set forth on the Purchaser Signature Page hereto;

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

3.7

Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

3.8

Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.  The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

3.9

Applicable Law and Venue.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Utah (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in no other place.

3.10

Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

3.11

Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12

No Third Party Beneficiaries.  Except as otherwise provided herein, this Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

3.13

Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

3.14

Remedies Cumulative.  The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

3.15

Entire Understanding.  This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

3.16

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

3.17

Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.  To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has caused this Share Conversion Agreement to be executed, thereunto duly authorized, on the day and year set forth below.

Desert Hawk Gold Corp.

Date:  September 11, 2012

By  /s/ Robert E. Jorgensen

Robert E. Jorgensen, Chief Executive Officer

PERFORMANCE GUARANTEE

DMRJ Group I, LLC (“DMRJ Group”) hereby represents and warrants to each Purchaser, its, his, or her heirs, executors, administrators, successors, and assigns that in the event that DMRJ Group shall foreclose on the Kiewit Property pursuant to the Security Agreement, DMRJ Group shall pay to the Purchaser the Disbursal Funds (as defined in the above Agreement) to which the Purchaser shall be entitled pursuant to Article I of the above Agreement and to be bound by the terms of conditions thereof.  DMRJ Group further represents and warrants to the Purchasers that in the event of foreclosure and subsequent sale of the Kiewit Property, DMRJ Group will require any purchaser of the Kiewit Property to be bound by the terms of the above Agreement.

IN WITNESS WHEREOF, the undersigned has caused this document to be executed, thereunto duly authorized, on the day and year set forth below.

DMRJ Group I, LLC

Date:  September 11, 2012

By  /s/ Daniel Small

Name:  Daniel Small

Title:  Managing Director

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has caused this Share Conversion Agreement to be executed, thereunto duly authorized on the day and year set forth below.

Date:  _____________, 2012

_________________________________________

Signature

Name: _________________________________________

Entity Name (if applicable): __________________________

Title (if applicable): _________________________________

Address: _________________________________________

_________________________________________________

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